                                                                     Exhibit 2.1
                                                                     -----------



         ____________________________________________________________


                         AGREEMENT AND PLAN OF MERGER


                                     among

                            STERLING SOFTWARE, INC.

                      STERLING SOFTWARE (SOUTHERN), INC.

                                      and

                               SYNON CORPORATION


                           dated as of June 20, 1998

         ____________________________________________________________

                               TABLE OF CONTENTS

                                                                               Page
AGREEMENT AND PLAN OF MERGER..................................................   1

ARTICLE I - THE MERGER........................................................   2
     Section 1.1    The Merger................................................   2
     Section 1.2    Closing...................................................   2
     Section 1.3    Effective Time............................................   2
     Section 1.4    Effects of the Merger.....................................   2
     Section 1.5    Certificate of Incorporation; Bylaws......................   2
     Section 1.6    Directors; Officers.......................................   3
     Section 1.7    Tax and Accounting Consequences...........................   3

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL
STOCK OF THE CONSTITUENT CORPORATIONS.........................................   3
     Section 2.1    Effect on Capital Stock...................................   3
     Section 2.2    Stock Options.............................................   4

ARTICLE III - EXCHANGE OF CERTIFICATES........................................   5
     Section 3.1    Exchange of Certificates..................................   5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES...................................   8
     Section 4.1    Representations and Warranties of Company.................   8
     Section 4.2    Representations and Warranties of Parent and Merger Sub...  23

ARTICLE V - CONDUCT OF BUSINESS OF COMPANY....................................  26
     Section 5.1    Conduct of Business of Company............................  26

ARTICLE VI - ADDITIONAL COVENANTS.............................................  28
     Section 6.1    Preparation of the Proxy Statement/Offering Memorandum....  28
     Section 6.2    Accountants' Letters......................................  29
     Section 6.3    Stockholders Meeting......................................  29
     Section 6.4    Access to Information; Confidentiality....................  30
     Section 6.5    Reasonable Best Efforts...................................  30
     Section 6.6    Public Announcements......................................  30
     Section 6.7    No Solicitation; Acquisition Proposals....................  30
     Section 6.8    Consents, Approvals and Filings...........................  32
     Section 6.9    Board Action Relating to Stock Option Plans...............  32
     Section 6.10   Employee Benefit Matters..................................  33
     Section 6.11   Affiliates and Certain Stockholders.......................  33
     Section 6.12   NYSE Listing..............................................  34
     Section 6.13   Tax Treatment.............................................  34
     Section 6.14   Pooling of Interests......................................  34
     Section 6.15   Registration of Parent Common Stock.......................  34

                                      (i)

                                                                               Page
                                                                               ----
     Section 6.16   Rule 144 Reporting........................................  36
     Section 6.17   Availability of Form S-3..................................  36
     Section 6.18   Indemnification...........................................  36

ARTICLE VII - CONDITIONS PRECEDENT................ ...........................  37
     Section 7.1    Conditions to Each Party's Obligation to Effect the Merger  37
     Section 7.2    Conditions to Obligations of Parent and Merger Sub........  38
     Section 7.3    Conditions to Obligation of Company.......................  40

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER..............................  40
     Section 8.1    Termination...............................................  40
     Section 8.2    Effect of Termination.....................................  42
     Section 8.3    Amendment.................................................  42
     Section 8.4    Extension; Waiver.........................................  42
     Section 8.5    Procedure for Termination, Amendment, Extension or Waiver.  42

ARTICLE IX - GENERAL PROVISIONS...............................................  42
     Section 9.1    Nonsurvival of Representations and Warranties.............  42
     Section 9.2    Fees and Expenses.........................................  43
     Section 9.3    Definitions...............................................  43
     Section 9.4    Notices...................................................  44
     Section 9.5    Interpretation............................................  45
     Section 9.6    Entire Agreement; Third-Party Beneficiaries...............  45
     Section 9.7    Governing Law.............................................  46
     Section 9.8    Assignment................................................  46
     Section 9.9    Enforcement...............................................  46
     Section 9.10   Severability..............................................  46
     Section 9.11   Counterparts..............................................  47

                                      (ii)

EXHIBIT A - Form of Accredited Investor Letter
EXHIBIT B - Form of Investor Letter
EXHIBIT C - Form of Company Affiliate Letter
EXHIBIT D - Form of Parent Affiliate Letter

                                     (iii)

                         AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER, dated as of June 20, 1998 (this "Agreement"), is made and entered into among Sterling Software, Inc., a Delaware corporation ("Parent"), Sterling Software (Southern), Inc., a Georgia corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Synon Corporation, a Delaware corporation ("Company").


                                   RECITALS:

     A. The Executive Committee of the Board of Directors of Parent and the respective Boards of Directors of Parent, Merger Sub and Company have determined that it would be advisable and in the best interests of their respective stockholders for Parent to acquire Company, by means of a merger of Company with and into Merger Sub (the "Merger"), on the terms and subject to the conditions set forth in this Agreement.

     B. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. For financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.

     D. Concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Merger Sub's willingness to enter into this Agreement, Parent has entered into Stockholder Agreements, dated as of the date hereof (the "Stockholder Agreements"), with each of the Principal Stockholders (as hereinafter defined), pursuant to which (x) each Principal Stockholder has agreed, among other things, to vote all shares of capital stock of Company owned by such Principal Stockholder in favor of the adoption of this Agreement and (y) each Principal Stockholder other than International Business Machines Corporation has granted to Parent an option to purchase all shares of capital stock of Company owned by such Principal Stockholder.

     E. Parent, Merger Sub and Company desire to make certain representations, warranties and covenants in connection with the Merger and to prescribe various conditions to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

      Section 1.1   The Merger.  On the terms and subject to the conditions set
                    ----------
forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Georgia Business Corporation Code (the "GBCC"), the Merger shall be effected and Company shall be merged with and into Merger Sub at the Effective Time (as hereinafter defined). At the Effective Time, the separate existence of Company shall cease and Merger Sub shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

      Section 1.2   Closing.  Unless this Agreement shall have been terminated
                    -------
and the transactions herein contemplated shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place as soon as practicable, but in no event later than 10:00 a.m. on the second business day (the "Closing Date") following satisfaction or waiver of all of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Jones, Day, Reavis & Pogue, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas, unless another date, time or place is agreed to in writing by the parties hereto.

      Section 1.3   Effective Time.  On the Closing Date (or on such other date
                    --------------
as Parent and Company may agree), the parties hereto shall file with the Secretary of State of the State of Delaware (the "Delaware State Secretary") a certificate of merger complying and executed in accordance with the applicable provisions of the DGCL (the "Delaware Certificate of Merger"), shall file with the Secretary of State of the State of Georgia (the "Georgia State Secretary") a certificate of merger complying and executed in accordance with the applicable provisions of the GBCC (the "Georgia Certificate of Merger"), and shall make all other filings or recordings required under the DGCL and the GBCC, as applicable, in connection with the Merger. The Merger shall become effective upon the later of the filing of the Delaware Certificate of Merger and the filing of the Georgia Certificate of Merger, or at such later time as is specified in the Delaware Certificate of Merger or the Georgia Certificate of Merger (the "Effective Time").

      Section 1.4   Effects of the Merger.  The Merger shall have the effects
                    ---------------------
set forth in the applicable provisions of the DGCL and the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities of Company and Merger Sub shall become the liabilities of the Surviving Corporation.

      Section 1.5   Certificate of Incorporation; Bylaws.  At the Effective
                    ------------------------------------
Time, (a) the certificate of incorporation of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law and (b) the bylaws of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

      Section 1.6   Directors; Officers.  From and after the Effective Time, (a)
                    -------------------
the directors of Merger Sub shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and (b) the officers of Merger Sub shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      Section 1.7   Tax and Accounting Consequences.  It is intended by the
                    -------------------------------
parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. No party to this Agreement shall take any action inconsistent with such treatment.


                                   ARTICLE II

                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

      Section 2.1   Effect on Capital Stock.  At the Effective Time, by virtue
                    -----------------------
of the Merger and without any action on the part of any holder of shares of Company's Common Stock, par value $0.001 per share ("Common Shares"), Series A Preferred Stock, par value $0.001 per share ("Series A Preferred Shares"), Series D Preferred Stock, par value $0.001 per share ("Series D Preferred Shares"), or Series E Preferred Stock, par value $0.001 per share ("Series E Preferred Shares" and, together with the Series A Preferred Shares and the Series D Preferred Shares, the "Preferred Shares") (the Common Shares and the Preferred Shares being collectively referred to herein as the "Shares"), or any other capital stock of Company or any shares of capital stock of Merger Sub:

          (a) Common Stock of Merger Sub.  Each share of common stock, par value
              --------------------------
$0.10 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall not be affected in any manner by the effectiveness of the Merger.

          (b) Cancellation of Treasury Shares and Parent-Owned Shares.  Each
              -------------------------------------------------------
Share issued and outstanding immediately prior to the Effective Time that is owned by Company or any Subsidiary (as hereinafter defined) of Company or by Parent, Merger Sub or any other Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Shares.  Each Share issued and outstanding
              --------------------
immediately prior to the Effective Time (other than Shares to be canceled and retired in accordance with Section 2.1(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive, upon surrender of the certificate formerly representing such Share in accordance with this Agreement, the applicable number of fully paid and nonassessable shares of the Common Stock, par value $0.10 per share ("Parent Common Stock"), of Parent specified in this Section 2.1(c) (the "Merger Consideration"), which (i) in the case of each Common Share, each Series A Preferred Share and each Series E Preferred Share is 0.14357, and (ii) in the case of each Series D Preferred Share is 0.27149. Consistent with and pursuant to Parent's existing Rights Agreement, dated as of December 18, 1996, as amended (the "Rights Agreement"), between Parent and BankBoston N.A., as rights agent, one right issuable pursuant to the Rights Agreement or any other right issued in substitution thereof (a "Right"), shall be issued together with and shall attach to each share of Parent Common Stock issued pursuant to this Section 2.1(c), unless the Rights shall have expired or been redeemed prior to the Effective Time.

          (d) Anti-Dilution.  In the event of any stock dividend, stock split,
              -------------
reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Common Stock on or after the date hereof and prior to the Effective Time, the Merger Consideration shall be adjusted accordingly.

          (e) Dissenting Shares.  Notwithstanding anything in this Agreement to
              -----------------
the contrary, Shares issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such Shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section 2.1. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence. Company shall give prompt notice to Parent of any demands received by Company for appraisal of Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

      Section 2.2   Stock Options.
                    -------------

          (a) At the Effective Time, each then-outstanding option to purchase Common Shares (collectively, the "Options") under Company's 1990 Stock Option Plan and Company's Executive Share Option Scheme (collectively, the "Stock Option Plans"), whether or not then exercisable or fully vested, shall be assumed by Parent and shall constitute an option (a "Substitute Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, including without limitation term, vesting, exercisability, status as an "incentive stock option" under
Section 422 of the Code (if applicable)
and termination provisions, the number of shares of Parent Common Stock, rounded down to the nearest whole share, determined by multiplying the number of Common Shares subject to such Option immediately prior to the Effective Time by 0.14357 (the "Conversion Factor"), at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Common Shares subject to such Option divided by the Conversion Factor; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code or as an employee stock purchase plan option under Section 423 of the Code, the conversion formula shall be adjusted if necessary to comply with
Section 424(a) of the Code.

          (b) Company shall use its best efforts to obtain all necessary waivers, consents or releases from holders of Options under the Stock Option Plans and take any such other action as may be reasonably necessary to give effect to the transactions contemplated by this Section 2.2.

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in Section 2.2(a). As soon as practicable after the Effective Time, the shares of Parent Common Stock subject to Substitute Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form and Parent shall use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as the Substitute Options remain outstanding. In addition, Parent shall use all reasonable efforts to cause the shares of Parent Common Stock subject to Substitute Options to be listed on the NYSE (as hereinafter defined) and such other exchanges as Parent shall determine.


                                  ARTICLE III

                            EXCHANGE OF CERTIFICATES

      Section 3.1   Exchange of Certificates.
                    ------------------------

          (a) Exchange Agent.  Prior to or concurrently with the Effective Time,
              ---------------
Parent shall enter into an agreement with such bank or trust company as may be designated by Parent (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Shares, for exchange in accordance with this Article III, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.1 in exchange for outstanding Shares.

          (b) Letters of Transmittal; Surrender of Certificates.  As soon as
              -------------------------------------------------
reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record (other than Company or any of its Subsidiaries or Parent, Merger Sub or any other Subsidiary of Parent) of a certificate or certificates that, immediately prior to the Effective

Time, evidenced outstanding Shares (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (and cash in lieu of fractional shares of Parent Common Stock as contemplated by this
Section 3.1) that the aggregate number of Shares previously represented by such Certificate shall have been converted into the right to receive pursuant to
Section 2.1(c), and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on any cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Parent and the Surviving Corporation that such taxes have been paid or are not applicable.

          (c) Distributions with Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable upon the surrender of such Certificate pursuant to Section 3.1(b), and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.1(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate pursuant to Section 3.1(b). Subject to the effect of applicable escheat or similar laws, following the surrender of any such Certificate pursuant to Section 3.1(b) there shall be paid to the holder of the certificate representing the whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with respect to such whole shares of Parent Common Stock with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.1(e), and (ii) at the appropriate payment date, the amount of dividends or other distributions with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d) Cancellation and Retirement of Shares; No Further Rights.  As of
              --------------------------------------------------------
the Effective Time, all Shares (other than Shares to be canceled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such Shares shall cease to have any rights with respect thereto or arising therefrom (including without limitation the right to vote), except the right to receive the Merger Consideration, without interest, upon surrender of such Certificate in accordance with Section 3.1(b), and until so surrendered, each such Certificate shall represent for all purposes only the right to receive the Merger Consideration, without interest. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this
Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates.

          (e) No Fractional Shares.  (i) No certificates or scrip representing
              --------------------
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates which have been converted pursuant to Section 2.1(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

              (ii) In lieu of any such fractional shares, each holder of Shares who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Section 3.1 will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (A) the per share closing price on the NYSE of Parent Common Stock (as reported on the NYSE Composite Transactions List) on the date on which the Effective Time occurs (or, if Parent Common Stock does not trade on the NYSE on such date, the first date of trading of Parent Common Stock on the NYSE after the Effective Time) by (B) the fractional interest to which such holder otherwise would be entitled. Such amount in cash shall be deemed to be substituted for any such fractional share and to constitute a portion of the Merger Consideration with respect to the related Shares.

          (f) Investment of Exchange Fund.  The Exchange Agent shall invest any
              ---------------------------
cash included in the Exchange Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Exchange Fund shall be the property of and paid over to Parent as and when requested by Parent.

          (g) Termination of Exchange Fund.  Any portion of the Exchange Fund
              ----------------------------
which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates that have not theretofore complied with this Article III shall thereafter look only to Parent, and only as general creditors thereof, for payment of their claim for any Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock provided for in Section 3.1(c).

          (h) No Liability.  None of Parent, Merger Sub, the Surviving
              ------------
Corporation or the Exchange Agent shall be liable to any person in respect of any payments or distributions payable from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any

Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (i) Withholding Rights.  Parent shall be entitled to deduct and
              ------------------
withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

          (j) Restrictive Legends; Stop Transfer Instructions.  Each certificate
              -----------------------------------------------
representing shares of Parent Common Stock issued pursuant to this Article III shall bear a legend substantially in the form set forth below, which legend shall be removed by delivery of substitute certificates upon the second anniversary of the Effective Time or upon (i) the earlier sale of such shares of Parent Common Stock (A) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (B) in conformity with the provisions of Rule 144 promulgated under the Securities Act or (ii) the receipt by Parent (or its transfer agent) of an opinion in form and substance reasonably satisfactory to Parent (or its transfer agent) from counsel reasonably satisfactory to Parent (or its transfer agent) to the effect that such legend is no longer required for purposes of the Securities Act.

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER OF SUCH SHARES MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF SUCH SHARES ONLY PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

Parent may instruct its transfer agent to stop the transfer of any shares of Parent Common Stock issued pursuant to this Article III unless Parent (or its transfer agent) shall have been provided evidence of compliance with the restrictions set forth in such legend reasonably satisfactory to Parent (or its transfer agent).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Section 4.1   Representations and Warranties of Company.  Company
                    -----------------------------------------
represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Disclosure Schedule (as hereinafter defined) in a manner that identifies with particularity the representations and warranties to which such exceptions apply, as follows:

          (a) Organization, Standing and Corporate Power.  Each of Company and
              ------------------------------------------
each Subsidiary of Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Company and each Subsidiary of Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on Company. Company has delivered to Parent true, complete and correct copies of the certificate of incorporation and bylaws or comparable governing documents of Company and each Subsidiary of Company organized under the laws of any jurisdiction in the United States of America, in each case as amended to the date of this Agreement. A true, correct and complete list of all Subsidiaries of Company, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's capital stock owned by Company or another Subsidiary, is set forth in Section 4.1(a) of the Disclosure Schedule.

          (b) Authority; Noncontravention.  Company has the requisite corporate
              ---------------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject, in the case of the Merger, to the adoption of this Agreement by its stockholders as contemplated by Section 6.3. This Agreement has been duly executed and delivered by Company and, assuming that this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. Except as specified in Section 4.1(b) of the Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Company or the comparable governing documents of any Subsidiary of Company, in each case as amended to the date of this Agreement, (ii) subject to compliance with the governmental filing and other requirements referred to in
Section 4.1(c), conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or a loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective assets is bound or affected, or (iii) subject to compliance with the governmental filing and other requirements referred to in Section 4.1(c), contravene any domestic or foreign law, rule or regulation or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and

(iii) above could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (c) Consents and Approvals.  No consent, approval or authorization of,
              ----------------------
or declaration or filing with, or notice to, any domestic or foreign governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (ii) the filing of the Delaware Certificate of Merger with the Delaware State Secretary and the filing of the Georgia Certificate of Merger with the Georgia State Secretary, and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (iii) such other consents, approvals, authorizations, filings or notices as are specified in Section 4.1(c) of the Disclosure Schedule, and (iv) any other consents, approvals, authorizations, filings or notices the failure of which to be made or obtained could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (d) Capital Structure.  The authorized capital stock of Company
              -----------------
consists solely of (i) 25,000,000 Common Shares, (ii) 3,687,750 Series A Preferred Shares, (iii) 3,618,269 Series D Preferred Shares, and (iv) 1,666,667 Series E Preferred Shares. At the close of business on the date hereof: (i) 6,934,597 Common Shares were issued and outstanding, (ii) 2,687,750 Series A Preferred Shares were issued and outstanding, (iii) 3,618,269 Series D Preferred Shares were issued and outstanding, (iv) 1,666,667 Series E Preferred Shares were issued and outstanding, (v) 2,615,111 Common Shares were reserved for issuance pursuant to outstanding Options granted under the Stock Option Plans,
(vi) 7,972,686 Common Shares were reserved for issuance upon conversion of Preferred Shares, and (vii) 25,744 Common Shares were held by Company in its treasury. Except as set forth in the immediately preceding sentence, at the close of business on the date hereof, no shares of capital stock or other equity securities of Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and each Preferred Share is convertible into one Common Share (except that each Series D Preferred Share is convertible in certain circumstances into one Common Share and cash in the amount of (or, at the election of Company, equity securities of Company having an agreed upon or appraised market value of) $3.35). Except as specified above or in Section 4.1(d) of the Disclosure Schedule or as contemplated by this Agreement or the Stockholder Agreements, neither Company nor any Subsidiary of Company has or is subject to or bound by or, at or after the Effective Time will have or be subject to or bound by, any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (i) obligates Company or any Subsidiary of Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of Company or any Subsidiary of Company, (ii) restricts the transfer of any shares of capital stock of Company or any of its Subsidiaries, or (iii) relates to the voting of any shares of capital stock of Company or any of its Subsidiaries. No bonds, debentures, notes or other indebtedness of Company or any Subsidiary of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Company or any Subsidiary of

Company may vote are issued or outstanding. Except as specified in Section 4.1(d) of the Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary of Company have been duly authorized, validly issued, fully paid and nonassessable and (except for directors' qualifying shares) are owned by Company, by one or more Subsidiaries of Company or by Company and one or more such Subsidiaries, free and clear of Liens (as hereinafter defined).

          (e) Financial Statements.  Section 4.1(e) of the Disclosure Schedule
              --------------------
sets forth true, correct and complete copies of (i) the unaudited consolidated balance sheet of Company and its Subsidiaries as of December 31, 1997, and the related consolidated statements of income and cash flow for the fiscal year ended December 31, 1997, together with the notes thereto (collectively, the "1997 Financial Statements"), (ii) the audited consolidated balance sheet of Company and its Subsidiaries as of December 31, 1996, and the related consolidated statements of income and cash flow for the fiscal years ended December 31, 1995 and December 31, 1996, together with the notes thereto and the report of Arthur Andersen LLP thereon (collectively, the "Audited Financial Statements"), and (iii) the unaudited consolidated balance sheet of Company and its Subsidiaries as of March 31, 1998, and the related consolidated statements of income and cash flow for the three months ended March 31, 1997 and March 31, 1998 (collectively, the "Interim Financial Statements" and, together with the 1997 Financial Statements and the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except, in the case of the Interim Financial Statements, as permitted by Form 10-Q of the Securities and Exchange Commission (the "SEC")), applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end audit adjustments which were not and are not expected to be material in amount).

          (f) Absence of Certain Changes or Events; No Undisclosed Material
              -------------------------------------------------------------
Liabilities.
-----------

              (i) Except as specified in Section 4.1(f) of the Disclosure Schedule, since December 31, 1997, Company and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice, and there has not been: (A) any change, event or occurrence on or prior to the date hereof which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company; (B) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Company's capital stock, or any redemption or other acquisition by Company of any shares of its capital stock; (C) any increase in the rate or terms of compensation payable or to become payable by Company or its Subsidiaries to their directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practice; (D) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees, except increases occurring in the ordinary course of business consistent with past practices or as required by applicable law; (E) any entry into any agreement, commitment or transaction by Company or any of its Subsidiaries which is material to Company and its

Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the ordinary course of business consistent with past practice; (F) any change by Company in accounting methods, principles or practices, except as required or permitted by generally accepted accounting principles; (G) any write-off or write-down of, or any determination to write-off or write-down, any asset of Company or any of its Subsidiaries or any portion thereof which write-off, write-down or determination exceeds $50,000 individually or $250,000 in the aggregate; (H) any announcement or implementation of any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company or its Subsidiaries; or (I) any announcement of or entry into any agreement, commitment or transaction by Company or any of its Subsidiaries to do any of the things described in the preceding clauses (C) through (H) outside of the ordinary course of their respective businesses otherwise than as expressly provided for herein.

              (ii) Except as reflected in the Financial Statements or specified in Section 4.1(f) of the Disclosure Schedule, and liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1998, there are no liabilities of Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (g) Certain Information; Characteristics of Holders of Shares.  None
              ---------------------------------------------------------
of the information (including the Financial Statements) supplied or to be supplied by Company specifically for inclusion or incorporation by reference in, or which may be deemed to be in incorporated by reference in, the Proxy Statement/Offering Memorandum referred to in Section 6.1 will, at the time it is mailed to the stockholders of Company and at the time of the Stockholders Meeting referred to in Section 6.3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. To the knowledge of Company as described in Section 4.1(g) of the Disclosure Schedule, (i) there are no more than 35 holders of Shares who are not accredited investors, (ii) each holder of Shares that is not an accredited investor, either alone or with its purchaser representative, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in Parent Common Stock pursuant to the transactions contemplated hereby, and (iii) each holder of Shares will be acquiring Parent Common Stock pursuant to the transactions contemplated hereby for its own account.

          (h) Real Property; Other Assets.  (i) Neither Company nor any of its
              ---------------------------
Subsidiaries owns any real property in fee.

              (ii) Company or one of its Subsidiaries has good and valid title to each asset reflected in the latest balance sheet of Company included in the Financial Statements (other than any such other asset disposed of or consumed in the ordinary course of business or as specified in Section 4.1(h)(ii) of the Disclosure Schedule) free and clear of all Liens except (A) those reflected or reserved against in the latest balance sheet of Company included in the Financial Statements, (B) taxes and general and special assessments not in default and payable without penalty and interest, and (C) other Liens that individually or in the aggregate would not have a Material Adverse Effect on Company.

              (iii) Company has heretofore made available to Parent true, correct and complete copies (in the case of instruments relating to Company's facilities in Larkspur, California, Irving, Texas and Islington and Hammersmith, England or accurate summaries of the material terms (in all other cases) of all leases, subleases and other agreements (the "Real Property Leases") under which Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the "Leased Real Property"), including all modifications, amendments and supplements thereto. Except in each case where the failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company: (A) Company or one of its Subsidiaries has a valid and subsisting leasehold interest in each parcel of Leased Real Property free and clear of all Liens and each Real Property Lease is in full force and effect, (B) all rent and other sums and charges payable by Company or its Subsidiaries as tenants thereunder are current in all material respects, (C) no termination event or condition or uncured default of a material nature on the part of Company or any such Subsidiary or, to Company's knowledge, the landlord, exists under any Real Property Lease, and
(D) Company or one of its Subsidiaries is the sole undisputed lessee of each Leased Real Property, is in actual possession thereof and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease.

          (i) Software.
              --------

              (i) Section 4.1(i)(i) of the Disclosure Schedule sets forth under the caption "Owned Software" a true, correct and complete list of all computer programs (source code or object code) owned by Company or any Subsidiary of Company, including without limitation any computer programs in the development or testing phase (collectively, the "Owned Software"), and Section 4.1(i)(i) of the Disclosure Schedule sets forth under the caption "Licensed Software" a true, correct and complete list of all computer programs (source code or object code) licensed to Company or any Subsidiary of Company by another person (other than any off-the-shelf computer program that is so licensed under a shrink wrap license and any computer program that is used by Company and its Subsidiaries primarily for financial, accounting, administrative or other non-technical applications and is not otherwise material to Company and its Subsidiaries (collectively, the "Excluded Software")) (collectively, the "Licensed Software" and, together with the Owned Software, the "Software").

              (ii) Except as specified in Section 4.1(i)(ii) of the Disclosure Schedule, Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all existing versions and releases of the Owned Software and all copyrights thereof, free and clear of all Liens. Except as specified in Section 4.1(i)(ii) of the Disclosure Schedule, Company, directly or through its Subsidiaries, is in actual possession of the source code and object code for each computer program included in the Owned Software, and Company, directly or through its Subsidiaries, is in possession of all other documentation (including without limitation all related engineering specifications, program flow charts, installation and user manuals, if any) required for the use of the Software as currently used in Company's business or as offered or represented to Company's customers or potential customers. Company, directly or through its Subsidiaries, is in actual possession of the object code and user manuals, if any, for each computer program included in the Licensed Software. The Software, together with the Excluded Software, constitutes all of the computer programs reasonably necessary to conduct Company's business as now conducted, and includes all of the computer programs used in the development, marketing, licensing, sale or support of the products and the services presently offered by Company. Except as specified in Section 4.1(i)(ii) of the Disclosure Schedule, no person other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

              (iii) Section 4.1(i)(iii) of the Disclosure Schedule sets forth a true, correct and complete list, by computer program, of (A) all persons other than Company and its Subsidiaries that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with or without the giving of notice or passage of time or both) for any of the Owned Software, and (B) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all other persons who are actual or potential beneficiaries of such escrow agreement), and identifies with specificity all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation. Except as specified in Section 4.1(i)(iii) of the Disclosure Schedule, no person (other than Company and its Subsidiaries and any person that is a party to a contract referred to in clause (v) of the first sentence of Section 4.1(l) that restricts such person from disclosing any information concerning such source code) is in possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

              (iv) Except as specified in Section 4.1(i)(iv) of the Disclosure Schedule, there are no defects in any computer program included in the Software that would adversely affect the functioning thereof in accordance with any published specifications therefor or which would cause the Software to fail to be Year 2000 compliant which, as to being Year 2000 compliant, means that all of the Software has the following properties and capabilities: (A) the capability to correctly recognize and accurately process dates expressed as a four-digit number (or the binary equivalent or other machine readable iteration thereof) (collectively, the "Four-Digit Dates"); (B) the capability to accurately execute calculations using Four-Digit Dates; (C) the functionality (both on-line and batch), including entry, inquiry, maintenance and update, to support processing involving Four-Digit Dates; (D) the capability to generate interfaces and reports that support processing involving Four-Digit Dates; (E) the capability to generate and successfully transition, without human intervention, into the year 2000 using the correct system date and to thereafter continue processing with Four-Digit Dates; and (F) the capability to provide correct results in forward and backward data calculations spanning century boundaries, including the conversion of pre-2000 dates currently stored as two-digit dates; provided, however, that no representation or warranty is made as to the effect that defects in computer programs, hardware or systems provided by third parties (or the inability of any such programs, hardware or systems to properly exchange date data with the Software or to meet any of the specifications described in this Section 4.1(i)(iv)) may, when used in conjunction with the Software, have on the foregoing capabilities. Each computer program included in the Software is in machine readable form. Section 4.1(i)(iv) of the Disclosure Schedule sets forth a true, correct and complete list of any current developments or maintenance efforts with respect to the Owned Software, including without limitation the development of new computer programs, enhancements or revisions to existing computer programs included in the Owned Software and software fixes in progress for any person to whom or to which Company or a Subsidiary of Company has sold, licensed, leased, transferred or otherwise furnished Software or related products or services.

              (v) Except as specified in Section 4.1(i)(v) of the Disclosure Schedule, none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any version or release of any computer program included in the Software obligates or will obligate Company, any Subsidiary of Company or any of their respective successors or assigns to pay any royalty, fee or other compensation to any other person. All such royalties, fees and compensation payable by Company or any Subsidiary of Company that have become due and payable (as determined without giving effect to any grace period, forbearance or extension of time for such payment) have been fully paid and discharged.

              (vi) Except as specified in Section 4.1(i)(vi) of the Disclosure Schedule, neither Company nor any of its Subsidiaries markets, or has marketed, and none of them has supported or is obligated to support, any Licensed Software.

              (vii) Except as specified in Section 4.1(i)(vii) of the Disclosure Schedule, no agreement, license or other arrangement pertaining to any of the Software (including without limitation any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which Company or any Subsidiary of Company is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

          (j) Intellectual Property.
              ---------------------

              (i) Section 4.1(j)(i) of the Disclosure Schedule sets forth a true, correct and complete list (including, to the extent applicable, registration, application or file numbers) of all patents, copyrights, trademarks, trade names, service marks and domain names owned by Company or any Subsidiary of Company, and all registrations of or applications for registration of any of the foregoing, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, together with all trade dress, trade secrets, processes, formulae, designs, know-how and other intellectual property rights that are so owned, the "Owned Intellectual Property"). Parent has heretofore been furnished with true, correct and complete copies of each registration or application for registration covering any of the Owned Intellectual Property which is registered with, or in respect of which any application for registration has been filed with, any Governmental Entity.

              (ii) The Owned Intellectual Property, together with all patents, copyrights, trademarks, tradenames, service marks, domain names, trade dress, trade secrets, processes, formulae, designs, know-how and other intellectual property rights held by Company or any Subsidiary of Company under a license or similar arrangement (collectively, the "Licensed Intellectual Property" and, together with the Owned Intellectual Property, the "Intellectual Property"), includes all of the intellectual property rights owned or licensed by Company and its Subsidiaries that are reasonably necessary to conduct Company's business as it is now conducted, and includes all of the intellectual property rights owned or licensed by Company and its Subsidiaries that are used in the development, marketing, licensing or support of the Software. Except as specified in Section 4.1(j)(ii) of the Disclosure Schedule, (A) Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Owned Intellectual Property free and clear of all Liens and (B) no person or entity other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Intellectual Property or any portion thereof or any rights to use, market or exploit the Owned Intellectual Property or any portion thereof.

          (k) No Infringement.  Except as specified in Section 4.1(k) of the
              ---------------
Disclosure Schedule, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any Software or Intellectual Property, as such Software or Intellectual Property, as the case may be, is or was sold, licensed, leased, transferred, used or otherwise exploited by such persons, does or did (i) infringe on any patent, trademark, copyright or other right of any other person or (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person. Except as specified in Section 4.1(k) of the Disclosure Schedule, neither Company nor any of its Subsidiaries has received any complaint, assertion, threat or allegation or otherwise has notice of any lawsuit, claim, demand, proceeding or investigation involving matters of the type contemplated by the immediately preceding sentence or is aware of any facts or circumstances that could reasonably be expected to give rise to any such lawsuit, claim, demand, proceeding or investigation. Except as specified in Section 4.1(k) of the Disclosure Schedule, there are no restrictions on the ability of Company, any Subsidiary of Company or any of their respective successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Software, any Owned Intellectual Property or any Licensed Intellectual Property that relates to any of the Software.

          (l) Material Contracts.  With the exception of Software License
              ------------------
Contracts (as hereinafter defined) that do not satisfy the criteria of either
(i) providing for initial license fees greater than $200,000 or (ii) having been entered into within five years prior to the date hereof and providing for initial licenses fees greater than $100,000, and of which true, correct and complete copies were not made available to Parent and its representatives (collectively, the "Undelivered Software License Contracts"), there have been furnished or made available to Parent and its representatives true, correct and complete copies of all of the following contracts to which Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, the "Material Contracts"): (i) contracts with any current officer or director of Company or any of its Subsidiaries; (ii) contracts pursuant to which Company or any of its Subsidiaries licenses other persons to use the Software or pursuant to which other persons license Company or any of its

Subsidiaries to use the Licensed Software, and which, in either such case, provide for initial license fees greater than $60,000 (collectively, "Software License Contracts"); (iii) contracts (A) for the sale of any of the assets of Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business or (B) for the grant to any person of any preferential rights to purchase any of its assets; (iv) contracts which restrict Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or which restrict any other person from competing with Company or any of its Subsidiaries in any line of business or in any geographical area; (v) contracts which restrict Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other person or which restrict any other person from disclosing any information concerning or obtained from Company or any of its Subsidiaries; (vi) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and other contracts relating to the borrowing of money; (vii) contracts providing for the provision of professional services by Company or any of its Subsidiaries on a fixed-fee basis; (viii) contracts pursuant to which Company or any of its Subsidiaries has granted to any other person the right to distribute, resell or hold on consignment any products ("Distributor Agreements"); and (ix) all other agreements, contracts or instruments entered into outside of the ordinary course of business and which are material to Company. Except as specified in Section 4.1(l) of the Disclosure Schedule, all of the Material Contracts that are material to Company and its Subsidiaries are in full force and effect and are the legal, valid and binding obligation of Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as specified in Section 4.1(l) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the knowledge of Company, is any other party to any Material Contract in breach or default thereunder in any material respect. Except as specified in Section 4.1(l) of the Disclosure Schedule, none of the Distributor Agreements grants to any person exclusive rights to distribute, resell or hold on consignment any products in any geographic area. The Undelivered Software License Contracts, in the aggregate, do not contain provisions that are materially less favorable to Company and its Subsidiaries than the provisions contained in the Software License Contracts that are not Undelivered Software License Contracts and, in the case of Undelivered Software License Contracts under which Company or any Subsidiary of Company is a licensor, are in substantial conformity with the standard forms of end-user license agreements used by Company and its Subsidiaries in the ordinary course of business. As promptly as practicable after the date hereof, Company shall furnish or make available to Parent and its representatives true, correct and complete copies of all of the Undelivered Software License Contracts.

          (m) Litigation, etc.  As of the date hereof, except as specified in
              ---------------
Section 4.1(m) of the Disclosure Schedule, (i) there is no suit, claim, action, proceeding (at law or in equity) or investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries before any court or other Governmental Entity, and (ii) neither Company nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, decree or arbitration order or award that, in any such case described in clauses
(i) and (ii), has had or could reasonably be expected to have, individually or in the aggregate, a Material

Adverse Effect on Company. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Company, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

          (n) Compliance with Applicable Laws.  All federal, state, local and
              -------------------------------
foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for each of Company and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Except as disclosed in Section 4.1(n) of the Disclosure Schedule, Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (o) Environmental Laws.  Except as specified in Section 4.1(o) of the
              ------------------
Disclosure Schedule and as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company: (A) neither Company nor any of its Subsidiaries has violated or is in violation of any Environmental Law; (B) none of the Owned Real Property or Leased Real Property (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (C) neither Company nor any of its Subsidiaries is liable for any off-site contamination; (D) neither Company nor any of its Subsidiaries has any liability or remediation obligation under any Environmental Law; (E) no assets of Company or any of its Subsidiaries are subject to pending or threatened Liens under any Environmental Law; (F) Company and its Subsidiaries have all Permits required under any Environmental Law ("Environmental Permits"); and (G) Company and its Subsidiaries are in compliance with their respective Environmental Permits.

          (p) Taxes.  Except as specified in Section 4.1(p) of the Disclosure
              -----
Schedule:

              (i) Except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has (A) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by or for it in respect of any Taxes (as hereinafter defined) and has caused such Returns as so filed to be true, correct and complete, (B) established reserves that are reflected in Company's most recent financial statements included in the Financial Statements and that as so reflected are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Company and its Subsidiaries through the date hereof, and (C) timely withheld and paid over to the proper taxing authorities all Taxes and other amounts required to be so withheld and paid over. Each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has timely paid all Taxes that are shown as being due on the Returns referred to in the immediately preceding sentence.

              (ii) (A) There has been no taxable period since 1991 for which a Return of Company or any of its Subsidiaries has been examined by the Internal Revenue Service (the "IRS"), (B) all examinations described in clause (A) have been completed without the assertion of material deficiencies, and (C) except for alleged deficiencies which have been finally and irrevocably resolved, Company has not received formal or informal notification that any deficiency for any Taxes, the amount of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, has been or will be proposed, asserted or assessed against Company or any of its Subsidiaries by any federal, state, local or foreign taxing authority or court with respect to any period.

              (iii) Neither Company nor any of its Subsidiaries has (A) executed or entered into with the IRS or any other taxing authority any agreement or other document that continues in force and effect beyond the Effective Time and that extends or has the effect of extending the period for assessments or collection of any federal, state, local or foreign Taxes, (B) executed or entered into with the IRS or any other taxing authority any closing agreement or other similar agreement (nor has Company or any of its Subsidiaries received any ruling, technical advice memorandum or similar determination) affecting the determination of Taxes required to be shown on any Return not yet filed, or (C) requested any extension of time to be granted to file after the Effective Time any Return required by applicable law to be filed by it.

              (iv) Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries. None of the assets of Company or any of its Subsidiaries is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as formerly in effect.

              (v) Neither Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

              (vi) Company has not agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

              (vii) Neither Company nor any of its Subsidiaries is, or has been, a United States Real Property Holding Corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

              (viii) Except for the group of which Company is presently a member, Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, and each of Company's Subsidiaries has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, except where Company was the common parent of such affiliated group.

              (ix) Neither Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          For purposes of this Agreement, "Taxes" shall mean all federal, state, local, foreign income, property, sales, excise, employment, payroll, franchise, withholding and other taxes, tariffs, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

          (q) Benefit Plans.  Section 4.1(q) of the Disclosure Schedule sets
              -------------
forth a true, correct and complete list of all the employee benefit plans (as that phrase is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to (or to which Company or any of its Subsidiaries has any obligation to contribute) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries ("Company ERISA Plans") and any other material benefit or compensation plan, program or arrangement maintained or contributed to (or to which Company or any of its Subsidiaries has any obligation to contribute funds or assets that on an annual basis exceed $50,000) for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries (Company ERISA Plans and such other plans being referred to as "Company Plans"). Company has furnished or made available to Parent and its representatives a true, correct and complete copy of every document pursuant to which each Company Plan (other than Company Plans that are solely for the benefit of non-U.S. current or former employees of Company or any of its Subsidiaries ("Non-U.S. Company Plans")) is established or operated (including any summary plan descriptions), a written description of any Company Plan (other than Non-U.S. Company Plans) for which there is no written document, and the three most recent annual reports, financial statements and actuarial valuations (if any) with respect to each Company Plan (other than Non-U.S. Company Plans). Except as specified in Section 4.1(q) of the Disclosure
Schedule:

              (i) none of the Company ERISA Plans is a "multiemployer plan" within the meaning of ERISA;

              (ii) none of the Company Plans promises or provides retiree health benefits or retiree life insurance benefits to any person;

              (iii) none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

              (iv) neither Company nor any of its Subsidiaries has an obligation to adopt, or is considering the adoption of, any new benefit or compensation plan, program or arrangement or, except as required by law, the amendment of an existing Company Plan;

          (v) each Company ERISA Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination opinion, notification or advisory letter from the IRS that it is so qualified, or has remaining a period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company ERISA Plan, and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company ERISA Plan;

          (vi) each Company Plan has been operated in accordance with its terms and the requirements of all applicable law, and no prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Company ERISA Plan;

          (vii) neither Company nor any of its Subsidiaries or members of their "controlled group" has incurred any direct or indirect liability under ERISA or the Code in connection with the termination of, withdrawal from or failure to fund, any Company ERISA Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability;

          (viii) there are no Company ERISA Plans that are subject to Title IV of ERISA;

          (ix) Company is not aware of any claims relating to the Company Plans, other than routine claims for benefits;

          (x) none of the Company Plans provides for benefits or other participation therein, and Company has received no claims or demands for participation in or benefits under any Company Plan, by any individual classified or treated by the Company as an independent contractor; and

          (xi) the Non-U.S. Company Plans, in the aggregate, do not provide benefits or otherwise result in costs or expenses to Company and its Subsidiaries that are greater than the benefits that would be provided or the cash or expenses that would be incurred, respectively, by Company and its Subsidiaries if each of the Non-U.S. Company Plans provided only such benefits as are required by law or typically provided under local practice in the jurisdictions in which the participants therein are or were employed by Company or any of its Subsidiaries, provided, however, that the failure of the representations set forth in clauses
(v), (vi), (vii), (ix), (x) and (xi) to be true and correct shall not be deemed to be a breach of any such representation unless such failures could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. As promptly as practicable after the date hereof, Company shall furnish or make available to Parent and its representatives a true, correct and complete copy of each document pursuant to which each Non-U.S. Company Plan is established or operated (including any summary plan descriptions), a written description of any Non-U.S. Company Plan for which there is no written document, and the three most recent annual reports, financial statements and actuarial valuations (if any) with respect to each Non-U.S. Company Plan.

          (r) Absence of Changes in Benefit Plans.  Except as disclosed in
              -----------------------------------
Section 4.1(r) of the Disclosure Schedule, since December 31, 1997, neither Company nor any of its Subsidiaries has adopted or agreed to adopt any collective bargaining agreement or any Company Plan.

          (s) Labor Matters.
              -------------

              (i) Except as specified in Section 4.1(s)(i) of the Disclosure Schedule, neither Company nor any of its Subsidiaries is a party to any employment, labor or collective bargaining agreement, and there are no employment, labor or collective bargaining agreements which pertain to employees of Company or any of its Subsidiaries. Company has heretofore made available to Parent true, complete and correct copies of the agreements set forth in Section 4.1(s)(i) of the Disclosure Schedule, together with all amendments, modifications, supplements or side letters affecting the duties, rights and obligations of any party thereunder.

              (ii) No employees of Company or any of its Subsidiaries are represented by any labor organization and, to the knowledge of Company, no labor organization or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and, to the knowledge of Company, there are no organizing activities involving Company or any of its Subsidiaries pending with any labor organization or group of employees of Company or any of its Subsidiaries.

              (iii) Except as specified in Section 4.1(s)(iii) of the Disclosure Schedule, there are no (A) unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of Company or any of its Subsidiaries, or (B) complaints, charges or claims against Company or any of its Subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Company or any of its Subsidiaries.

          (t) Tax and Accounting Matters.  Neither Company nor any of its
              ---------------------------
affiliates has taken or agreed to take any action, and Company is not aware of any circumstances relating to Company or its affiliates, that (i) would prevent the Merger from being accounted for as a pooling of interests or (ii) would prevent the Merger from constituting a reorganization within the meaning of
Section 368(a) of the Code.

          (u) Brokers.  No broker, investment banker, financial advisor or other
              -------
person, other than Broadview Associates, LLC ("Broadview"), the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Company.

          (v) Intentionally Omitted.
              ---------------------

          (w) Voting Requirements.  The affirmative votes of each of (i) the
              -------------------
holders of a majority of the voting power represented by the outstanding Shares entitled to vote at the Stockholders Meeting referred to in Section 6.3 with respect to the adoption of this Agreement, taken as a whole, (ii) the holders of a majority of the voting power represented by the outstanding Common Shares entitled to vote at the Stockholders Meeting referred to in Section 6.3 with respect to the adoption of this Agreement, taken separately, (iii) the holders of a majority of the voting power represented by the outstanding Series A Preferred Shares and the outstanding Series D Preferred Shares entitled to vote at the Stockholders Meeting referred to in Section 6.3 with respect to the adoption of this Agreement, taken together, and (iv) the holders of a majority of the voting power represented by the outstanding Series E Preferred Shares entitled to vote at the Stockholders Meeting referred to in Section 6.3 with respect to the adoption of this Agreement, taken separately, are the only votes of the holders of any class or series of Company's capital stock or other securities required in connection with the consummation by Company of the Merger and the other transactions contemplated hereby to be consummated by Company.
The restrictions contained in Section 203 of the DGCL are not applicable to the transactions contemplated hereby, including the transactions contemplated by the Stockholder Agreement.

          (x) Disclosure.  None of (i) the information contained in the
              ----------
Disclosure Schedule (other than Section 4.2 thereof), (ii) any other written information furnished to Parent by Company (as to which the representation and warranty set forth in this Section 4.1(x)(ii) is made only to Company's knowledge), or (iii) the representations and warranties of Company contained in this Section 4.1, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; provided, however, that any financial projections furnished by Company represent only Company's good faith estimate of what it reasonably believed as of the date such projections were prepared, and are based upon assumptions that appeared reasonable at the time such projections were prepared. Company does not make any other representation or warranty regarding any such projections other than as set forth in this Section 4.1(x).

      Section 4.2   Representations and Warranties of Parent and Merger Sub.
                    -------------------------------------------------------
Parent and Merger Sub represent and warrant to Company, subject to the exceptions specifically disclosed in writing in the Disclosure Schedule in a manner that identifies with particularity the representations and warranties to which such exceptions apply, as follows:

          (a) Organization, Standing and Corporate Power.  Each of Parent and
              ------------------------------------------
Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted.

          (b) Authority; Noncontravention.  Parent and Merger Sub have the
              ---------------------------
requisite corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the Executive Committee of the Board of Directors of Parent and the Board of Directors of Merger Sub and have been duly approved by Parent as sole stockholder of Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principals of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub, in each case as amended to the date of this Agreement, (ii) subject to compliance with the governmental filing and other requirements referred to in Section 4.2(c), conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets is bound or affected, or (iii) subject to compliance with the governmental filing and other requirements referred to in Section 4.2(c), contravene any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clauses (ii) and (iii) above, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (c) Consents and Approvals.  No consent, approval or authorization of,
              ----------------------
or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filing with the SEC of such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Delaware Certificate of Merger with the Delaware State Secretary and the filing of the Georgia Certificate of Merger with the Georgia State Secretary, and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, and (iv) any other consents, approvals, authorizations, filings or notices the failure of which to be made or obtained could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (d) Capital Structures.   The authorized capital stock of Parent
              -------------------
consists of (i) 125,000,000 shares of Parent Common Stock, and (ii) 10,000,000 shares of Preferred Stock, par value $0.10 per share, of which 1,250,000 shares have been designated Series A Junior Participating Preferred Stock. At the close of business on June 18, 1998, (i) 78,288,544 shares of Parent Common Stock were issued and outstanding, (ii) 2,622,192 shares of Parent Common Stock were held by Parent in its treasury, (iii) 17,247,196 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Parent Common Stock granted under Parent's stock option plans, (iv) 3,500,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's employee stock purchase plan, and (v) 1,250,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance pursuant to the Rights. Except as set forth in the immediately preceding sentence and for the Rights accompanying the issued and outstanding shares of Parent Common Stock referred to therein and to accompany (subject to the provisions of the Rights Agreement) each share of Parent Common Stock subsequently issued by Parent or delivered from Parent's treasury, at the close of business on June 18, 1998, no shares of capital stock or other equity securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of Merger Sub consists of (i) 10,000 shares of Merger Sub Common Stock and (ii) 1,000 shares of Preferred Stock, $0.10 par value per share, of which 1,000 shares of Merger Sub Common Stock have been validly issued, are fully paid and nonassessable, and are owned by Parent. No bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Parent may vote are issued or outstanding. Except as set forth above, Parent does not have any outstanding option, warrant, subscription or other right, agreement or commitment which (i) obligates Parent to issue, sell or transfer, repurchase, redeem or otherwise acquire any shares of the capital stock of Parent, (ii) restricts the transfer of Parent Common Stock or (iii) relates to the voting of Parent Common Stock.

          (e) SEC Documents.  Parent has filed in a timely manner all required
              --------------
reports, schedules, forms, statements and other documents with the SEC since September 30, 1994 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such dates contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments which were not and are not expected to be material in amount).

          (f) Absence of Certain Changes or Events.  Except as disclosed in the
              -------------------------------------
Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, Parent and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been any change, event or occurrence on or prior to the date hereof which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (g) Certain Information.  None of the information supplied or to be
              -------------------
supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in, or which may be deemed to be incorporated by reference in, the Proxy Statement/Offering Memorandum referred to in Section 6.1 will, at the time it is mailed to the stockholders of Company and at the time of the Stockholders Meeting referred to in Section 6.3, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (h) Brokers.  No broker, investment banker, financial advisor or other
              -------
person, other than BT Alex. Brown Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

          (i) Tax and Accounting Matters.  Neither Parent nor Merger Sub has
              --------------------------
taken or agreed to take any action, and Parent is not aware of any circumstances relating to Parent or Merger Sub, that (i) would prevent the Merger from being accounted for as a pooling of interests or (ii) would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE V

                         CONDUCT OF BUSINESS OF COMPANY

      Section 5.1  Conduct of Business of Company.  Except as expressly
                   ------------------------------
provided for herein, during the period from the date of this Agreement to the Effective Time, Company shall, and shall cause each of its Subsidiaries to, act and carry on its business only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organizations, keep available the services of its current key officers and employees and preserve the goodwill of those engaged in material business relationships with Company, and to that end, without limiting the generality of the foregoing, Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of
Parent:

              (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding capital stock (other than, with respect to a Subsidiary of Company, to its corporate parent), (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, except, in the case of this clause (C), for the acquisition of Common Shares from holders of Options in full or partial payment of the exercise price payable by such holder upon exercise of Options;

              (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than upon the exercise of Options outstanding on the date of this Agreement;

              (iii) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

              (iv) directly or indirectly acquire, make any investment in, or make any capital contributions to, any person other than in the ordinary course of business consistent with past practice;

              (v) directly or indirectly sell, pledge or otherwise dispose of or encumber any of its properties or assets that are material to its business, except for sales, pledges or other dispositions or encumbrances in the ordinary course of business consistent with past practice;

              (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Company or any direct or indirect wholly owned Subsidiary of Company or (B) make any loans or advances to any other person, other than to Company or to any direct or indirect wholly owned Subsidiary of Company and other than routine advances to employees consistent with past practice, except, in the case of clause (A), for borrowings under existing credit facilities described in the Financial Statements in the ordinary course of business consistent with past practice;

              (vii) grant or agree to grant to any officer, employee or consultant any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company Plans, except as may be required under existing agreements or by law and normal, regularly scheduled increases in respect of non-officer employees consistent with past practices;

              (viii) pay any bonuses to any officer, employee or consultant, whether or not accrued, discretionary, objectively measured or otherwise;

              (ix) enter into or amend any employment, consulting, severance or similar agreement with any individual, except with respect to new hires of non-officer employees in the ordinary course of business consistent with past practice;

          (x) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (as hereinafter defined);

          (xi) make any tax election or settle or compromise any income tax liability of Company or of any of its Subsidiaries, in either case involving on an individual basis more than $50,000;

          (xii) make any change in any method of accounting or accounting practice or policy, except as required by any changes in generally accepted accounting principles;

          (xiii) enter into any agreement, understanding or commitment that restrains, limits or impedes Company's ability to compete with or conduct any business or line of business, except for any such agreement, understanding or commitment entered into in the ordinary course of business consistent with past practice;

          (xiv) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company or its Subsidiaries;

          (xv) accelerate the collection of any account receivable or delay the payment of any account payable, or otherwise reduce the assets or increase the liabilities of Company or any of its Subsidiaries otherwise than in the ordinary course of business consistent with past practice, in any such case with the purpose or effect of using the resulting increase in the cash flow of Company or any of its Subsidiaries to reduce the total indebtedness of Company and its Subsidiaries for money borrowed; or

          (xvi) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this
Section 5.1.
                                   ARTICLE VI

                              ADDITIONAL COVENANTS

      Section 6.1   Preparation of the Proxy Statement/Offering Memorandum.
                    ------------------------------------------------------

          (a) As soon as practicable following the date hereof, Parent and Company shall jointly prepare a combined proxy statement and offering memorandum (the "Proxy Statement/Offering Memorandum") for use in connection with (i) the solicitation on behalf of Company's Board of Directors of proxies from the holders of Shares for use at the Stockholders Meeting referred to in Section 6.3 and (ii) the private offering to the holders of Shares of the shares of Parent Common Stock to be issued pursuant to the Merger. The Proxy Statement/ Offering Memorandum shall contain information substantially comparable to that which would be required in a proxy statement/prospectus relating to the transactions contemplated hereby prepared in compliance with the provisions of Form S-4 promulgated by the SEC under the

Securities Act, together with any additional information contemplated by Rule 502(b) under the Securities Act to be provided in connection with offers and sales of securities made under Regulation D of the Securities Act. Parent shall cause an initial draft of the Proxy Statement/ Offering Memorandum to be prepared and submitted to Company for its review, and Company shall furnish all information concerning Company and its directors, officers and stockholders as Parent may reasonably request in connection therewith. Each of Parent and Company shall cooperate fully with each other and use their respective reasonable best efforts (i) to cause the Proxy Statement/Offering Memorandum to be prepared in accordance with the foregoing provisions of this Section 6.1 and mailed to the stockholders of Company at the earliest practicable date and (ii) to cause the solicitation of proxies and the private offering of shares of Parent Common Stock contemplated by this Section 6.1 to be effected in compliance with all applicable securities laws.

          (b) Without limiting the generality or effect of the provisions of
Section 6.1(a), Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the private offering of shares of Parent Common Stock contemplated by this Section 6.1, and Company shall furnish all information concerning Company and its directors, officers and stockholders as Parent may reasonably request in connection with any such action.

          (c) Without limiting the generality or effect of the provisions of
Section 6.1(a), Company shall use its reasonable best efforts to obtain from each holder of Shares that is an accredited investor a representation letter in the form attached as Exhibit A hereto (the "Accredited Investor Letter"), and to obtain from each holder of Shares that is not an accredited investor a representation letter in the form attached as Exhibit B hereto (the "Investor Letter"), in each case prior to the Stockholders Meeting.

      Section 6.2   Accountants' Letters.
                    --------------------

          (a) Company shall use its best efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP, addressed to Company, dated as of the Closing Date, setting forth the concurrence of Arthur Andersen LLP with the conclusion of Company's management that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations if consummated in accordance with this Agreement.

          (b) Parent shall use its best efforts to cause to be delivered to Company a letter of Ernst & Young LLP, addressed to Parent, dated as of the Closing Date, setting forth the concurrence of Ernst & Young LLP with the conclusion of Parent's management that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations if consummated in accordance with this Agreement.

      Section 6.3   Stockholders Meeting.  Company shall take all action
                    --------------------
necessary, in accordance with the DGCL and other applicable law and its certificate of incorporation and bylaws, to convene and hold a special meeting of the stockholders of Company (the

"Stockholders Meeting") as promptly as practicable after the date hereof for the purpose of considering and voting upon this Agreement and to solicit proxies pursuant to the Proxy Statement/Offering Memorandum in connection therewith. Subject to the provisions of Section 6.7(b), the Board of Directors of Company shall recommend that the holders of the Shares vote in favor of the adoption of this Agreement at the Stockholders Meeting and shall cause such recommendation to be included in the Proxy Statement/Offering Memorandum. At the Stockholders Meeting, Parent and Merger Sub shall vote any Shares beneficially owned by them (which may be voted by them pursuant to applicable law) in favor of the adoption of this Agreement.

      Section 6.4   Access to Information; Confidentiality.  Each of Parent and
                    --------------------------------------
Company shall, and shall cause each of its Subsidiaries to, afford to the other and its officers, employees, counsel, financial advisors and other representatives access during the period prior to the Effective Time to all its properties, books, contracts, commitments, Returns, personnel and records and, during such period, each of Parent and Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to the other such information concerning its business, properties, financial condition, operations and personnel as the other may from time to time request. Any such investigation by Parent or Company shall not affect the representations or warranties contained in this Agreement. Except as required by law, Parent and Company will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained from the other in confidence to the extent required by, and in accordance with the provisions of, the letter agreement, dated May 1, 1998, between Parent and Company with respect to confidentiality and other matters.

      Section 6.5   Reasonable Best Efforts.  On the terms and subject to the
                    -----------------------
conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VII. Without limiting the generality or effect of the foregoing, Company shall use its reasonable best efforts to cause the condition set forth in Section 7.2(h) to be satisfied no later than June 26, 1998.

      Section 6.6   Public Announcements.  Parent and Merger Sub, on the one
                    --------------------
hand, and Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, by court process or by obligations pursuant to any listing agreement with any national securities exchange.

      Section 6.7   No Solicitation; Acquisition Proposals.
                    --------------------------------------

          (a) During the period from and including the date of this Agreement to and including the Effective Time, Company shall not, and shall not authorize or permit any of its

Subsidiaries, or any of its or their affiliates, officers, directors, employees, agents or represen tatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by Company or any of its Subsidiaries), to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that nothing in this Agreement shall prohibit the Board of Directors of Company, prior to the time at which this Agreement shall have been adopted by Company's stockholders, from furnishing information to, or entering into, maintaining or continuing discussions or negotiations with, any person that makes an unsolicited, bona fide written Acquisition Proposal after the date hereof if, and to the extent that, the Board of Directors of Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (i) such Acquisition Proposal would be more favorable to Company's stockholders than the Merger, and (ii) the failure to take such action would result in a breach by the Board of Directors of Company of its fiduciary duties to Company's stockholders under applicable law, and, prior to furnishing any non-public information to such person, Company receives from such person an executed confidentiality agreement with provisions generally comparable to the letter agreement relating to the furnishing of confidential information of Company to Parent referred to in the last sentence of Section
6.4. Company shall promptly (and, in any event within 24 hours) notify Parent after receipt of any Acquisition Proposal or any request for information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any person who has informed Company that such person is considering making, or has made, an Acquisition Proposal (which notice shall identify the person making, or considering making, such Acquisition Proposal and shall set forth, to the extent then known, the material terms of any Acquisition Proposal received), and Company shall keep Parent informed in reasonable detail of the terms, status and other pertinent details of any such Acquisition Proposal.

          (b) During the period from and including the date of this Agreement to and including the Effective Time, neither the Board of Directors of Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval of this Agreement or the transactions contemplated hereby or the recommendation referred to in the penultimate sentence of Section 6.3; provided, however, that nothing contained in this Agreement will prohibit the Board of Directors of Company from withdrawing or modifying the recommendation referred to in the penultimate sentence of Section 6.3 following the receipt by Company after the date hereof, under circumstances not involving any breach of the provisions of Section 6.7(a), of an unsolicited Acquisition Proposal if, and to the extent that, the Board of Directors of Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that (i) the transactions contemplated by such Acquisition Proposal would be more favorable to Company's stockholders than the transactions contemplated hereby, and (ii) the failure to take such action would result in a breach by the Board of Directors of Company of its fiduciary duties to Company's stockholders under applicable law.

          (c) Nothing in this Section 6.7, and no action taken by the Board of Directors of the Company pursuant to this Section 6.7, will (i) have any effect on Company's obligations under the first sentence of Section 6.3, which obligations shall be absolute and unconditional, (ii) permit Company to terminate this Agreement, (iii) permit Company to enter into any agreement providing for any transaction contemplated by an Acquisition Proposal for as long as this Agreement remains in effect, or (iv) affect in any manner any other obligation of Company under this Agreement.

          (d) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer, proposal or other indication of interest regarding any of the following (other than the transactions contemplated hereby with Parent or Merger
Sub) involving Company: (i) any merger, consolidation, share exchange, business combination, change-in-control or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of Company and its Subsidiaries, taken as a whole, in a single trans action or series of related transactions; (iii) any tender offer or exchange offer for 20% percent or more of the outstanding shares of capital stock of Company or the filing of a registration state ment under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      Section 6.8   Consents, Approvals and Filings.  Upon the terms and subject
                    -------------------------------
to the conditions hereof, each of the parties hereto shall (a) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and the Exchange Act, with respect to the Merger and the other transactions contemplated hereby and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby, including without limitation using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Company and its Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated hereby and to fulfill the conditions to the Merger; provided, however, that in no event shall Parent or any of its Subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including without limitation the Surviving Corporation after consummation of the Merger) in connection with or as a condition to receiving the consent or approval of any Governmental Entity (including without limitation under the HSR Act). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

      Section 6.9   Board Action Relating to Stock Option Plans.  As soon as
                    -------------------------------------------
practicable following the date of this Agreement, the Board of Directors of Company (or, if appropriate, any committee administering a Stock Option Plan) shall adopt such resolutions and take such actions as may be required to cause each outstanding Option to be automatically converted, at the Effective Time, into a Substitute Option in accordance with Section 2.2 and shall make such other changes to the Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld).

      Section 6.1   Employee Benefit Matters.
                    ------------------------

          (a) From and after the Effective Time, Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to, honor and provide for payment of all accrued obligations and benefits under all Company Plans and employment or severance agreements between Company and persons who are or had been employees of Company or any of its Subsidiaries at or prior to the Effective Time ("Covered Employees"), all in accordance with their respective terms or the requirements of applicable law.

          (b) From and after the Effective Time, Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to, provide Covered Employees who remain in the employ of Parent or any such Subsidiary employee benefits that are reasonably comparable to the employee benefits provided to similarly situated employees of Parent or any such Subsidiary who are not Covered Employees. To the extent that Covered Employees are included in any benefit plan of Parent or its Subsidiaries, Parent agrees that the Covered Employees shall receive credit under such plan (other than any such plan providing for sabbaticals) for service prior to the Effective Time with Company and its Subsidiaries to the same extent such service was counted under similar Company Plans for purposes of eligibility, vesting, eligibility for retirement (but not for benefit accrual) and, with respect to vacation, disability and severance, benefit accrual. To the extent that Covered Employees are included in any medical, dental or health plan other than the plan or plans they participated in at the Effective Time, Parent agrees that any such plans shall waive pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Company Plan at the Effective Time, and shall provide credit for any deductibles and co-payments applied or made with respect to each Covered Employee in the calendar year of the change.

          (c) Notwithstanding anything in this Agreement to the contrary, from and after the Effective Time, the Surviving Corporation will have sole discretion over the hiring, promotion, retention, firing and other terms and conditions of the employment of employees of the Surviving Corporation. Except as otherwise provided in this Section 6.10, nothing herein shall prevent Parent or the Surviving Corporation from amending or terminating any Company Plan in accordance with its terms.

      Section 6.11  Affiliates and Certain Stockholders.  Concurrently with the
                    -----------------------------------
execution and delivery of this Agreement, Company shall cause each person who is an "affiliate" of Company for purposes of Rule 145 under the Securities Act to deliver to Parent a written agreement substantially in the form attached as Exhibit C hereto. Prior to or at the Closing, Parent shall cause each person who is an "affiliate" of Parent for purposes of Rule 145 under the Securities Act to deliver to Parent and Company a written agreement substantially in the form attached as Exhibit D hereto.

      Section 6.12  NYSE Listing.  Parent shall use its best efforts to cause
                    ------------
the shares of Parent Common Stock to be issued in the Merger or upon the exercise of Substitute Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

      Section 6.13  Tax Treatment.  Each of Company and Parent will use its best
                    -------------
efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code. Neither Company nor Parent will voluntarily take any action that would cause such qualification to be unattainable.

      Section 6.14  Pooling of Interests.  Each of Company and Parent shall use
                    --------------------
its best efforts to cause the Merger to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of Company's and Parent's independent certified public accountants, and by the SEC. Neither Company nor Parent shall voluntarily take any action that would cause such accounting treatment to be unattainable.

      Section 6.15  Registration of Parent Common Stock.
                    -----------------------------------

          (a) On the terms and subject to the conditions set forth in this
Section 6.15, as promptly as practicable (and, in any event, within 30 calendar days) after the Effective Time, Parent shall file, and shall thereafter use its reasonable best efforts to cause to become and remain effective, for so long as the shares of Parent Common Stock issued to any Holder (as hereinafter defined) pursuant to Article III continue to be Registrable Securities (as hereinafter defined), a registration statement registering for purposes of the Securities Act the resale of all such Registrable Securities (the "Registration Statement"). For so long as Parent is required to cause the Registration Statement to remain effective, Parent shall use its reasonable best efforts to cause the Parent Common Stock to be (x) registered or qualified (to the extent not exempt from such registration or qualification) for sale under the blue sky laws of such states as any Holder may reasonably request (provided that Parent shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason thereof) and (y) listed on a national securities exchange or accepted for quotation on the National Association of Securities Dealers Automated Quotation System.

          (b) The obligations of Parent hereunder to file the Registration Statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 60 calendar days, and/or Parent shall be entitled to provide to the Holders Suspension Notices pursuant to Section 6.15(e)(iv) to be in effect for one or more periods of time not exceeding 60 calendar days, if the Board of Directors of Parent (or the Executive Committee thereof) shall have determined in good faith that (i) the filing of the Registration Statement or the maintenance of its effectiveness, and/or the continued use of any related prospectus (a "Prospectus"), would require disclosure of nonpublic information that would materially and adversely affect Parent or (ii) there shall have occurred any event which makes any statement made in the Registration Statement or any Prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or a Prospectus or other documents so that (A) in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preparation and filing of the Registration Statement, and any sale covered thereby, will be at Parent's expense, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of counsel for any Holder related thereto.

          (c) Each Holder shall promptly provide all information reasonably requested by Parent for inclusion in the Registration Statement and any Prospectus. In connection with any sale or other disposition of Registrable Securities to be effected pursuant to the Registration Statement, Parent and each Holder will provide each other and any underwriter with customary representations, warranties, covenants, indemnification and contribution.

          (d) For purposes of this Agreement: (i) the term "Registrable Securities" means shares of Parent Common Stock acquired by any Holder as a result of the conversion of such Holder's Shares pursuant to Section 2.1(c); provided however that Registrable Securities will cease to be Registrable Securities when and to the extent that (A) a registration statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective registration statement, (B) one year (and, if applicable, a number of additional days equal to the aggregate number of days during which the obligations of Parent hereunder were suspended pursuant to Section 6.15(b) or Suspension Notices under Section 6.15(e) were in effect) has elapsed since the Effective Time, or (C) such Registrable Securities are sold or transferred by a Holder otherwise than to another Holder; and (ii) the term "Holder" means each person who is a holder of Shares immediately prior to the Effective Time and who, within 10 days after the Effective Time, agrees in a writing in form and substance reasonably satisfactory to Parent to be bound by the provisions of this Section 6.15. Each Holder shall promptly notify Parent when any of such Holder's shares of Parent Common Stock shall have ceased to be Registrable Securities.

          (e) Parent will use reasonable best efforts to notify each Holder as promptly as practicable of (i) any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or any Prospectus or for additional information, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) any notification with respect to the suspension of the qualifi cation or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iv) any determination of the Board of Directors of Parent described in Section 6.15(b). Upon receipt of any notice from Parent of the occurrence of any event of the kind described in the immediately preceding sentence (each, a "Suspension Notice"), each Holder will immediately discontinue offers, sales and other dispositions of Registrable Securities covered by the Registration Statement or a Prospectus until such Holder has been advised in writing by Parent that such offers, sales or other dispositions may be resumed and has received copies of any applicable supplemental or amended Prospectus or any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

      Section 6.16  Rule 144 Reporting.  For a period of two years following the
                    ------------------
Effective Time, Parent agrees to use its reasonable efforts to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (b) file with the SEC in a timely manner all reports and other documents required of Parent under the Exchange Act; and (c) so long as any Holder owns any Registrable Securities, furnish to such Holder upon request a written statement by Parent as to its compliance with the reporting requirements of said Rule 144.

      Section 6.17  Availability of Form S-3.  Parent represents that it
                    ------------------------
believes it is currently eligible to utilize Form S-3 for registration of the Parent Common Stock.

      Section 6.18  Indemnification.
                    ---------------

          (a) For a period of five years after the Effective Time, the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of Merger Sub as in effect on the date of this Agreement (true, correct and complete copies of which have been provided to Company) shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals, including Richard
H. Goldberg, Paul K. Wilde, William R. Yeack, Keith E. Jaeger and Nick S. Discombe, who at any time prior to the Effective Time were directors or officers of Company in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation the transactions contemplated by this Agreement), unless such modification is required by law; provided, however, that the provisions of this Section 6.18 shall not prohibit the reincorporation of Merger Sub as a Delaware corporation so long as the certificate of incorporation and bylaws of the surviving corporation in the merger pursuant to which such reincorporation is effected contain provisions with respect to indemnification comparable to those referred to in this Section 6.18 (subject to such limitations as may be imposed under Delaware law).

          (b) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person, including Richard H. Goldberg, Paul K. Wilde, William R. Yeack, Keith E. Jaeger and Nick S. Discombe, who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Company (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) incurred in connection with any threatened or actual action, suit or proceeding based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Company ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, this Agreement or the transactions contemplated hereby, in each case, to the full extent that a corporation is permitted under the DGCL to indemnify its own directors or officers, as the case may be. In the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party, the indemnifying party shall assume and direct all aspects of the defense thereof, including settlement, and the Indemnified Party shall cooperate in the vigorous defense of any such matter. The Indemnified Party shall have a right to participate in (but not control) the defense of any such matter with its own counsel and at its own expense. The indemnifying party shall not settle any such matter unless (i) the Indemnified Party gives prior written consent, which shall not be unreasonably withheld, or (ii) the terms of the settlement provide that the Indemnified Party shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnified Party and the settlement discharges all rights against Indemnified Party with respect to such matter. In no event shall the indemnifying party be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this Section 6.18(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and the Surviving Corporation (but the failure so to notify shall not relieve the indemnifying party from any liability which it may have under this Section 6.18(b) except to the extent such failure prejudices such indemnifying party), and shall deliver to Parent and the Surviving Corporation the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group will be represented by a single law firm with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties (which law firm may also represent the indemnifying party unless there is, under such standards, such a conflict between the positions of the indemnifying party and one or more of the Indemnified Parties). The rights to indemnification under this Section 6.18(b) shall continue in full force and effect for a period of five years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

      Section 7.1   Conditions to Each Party's Obligation to Effect the Merger.
                    ----------------------------------------------------------
The respective obligation of each party to effect the Merger is subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval.  This Agreement shall have been adopted by
              --------------------
the affirmative vote of the holders of the requisite number of shares of capital stock of Company in the manner required pursuant to Company's certificate of incorporation and bylaws, the DGCL and other applicable law.

          (b) No Injunctions or Restraints.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall have complied with its obligations under Section 6.8.

          (c) NYSE Listing.  The shares of Parent Common Stock issuable to
              ------------
Company's stockholders pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (d) HSR Act.  All necessary waiting periods under the HSR Act
              -------
applicable to the Merger shall have expired or been earlier terminated.

          (e) Pooling Letters.  Each of Company and Parent shall have received
              ---------------
letters from their respective independent certified public accountants, dated as of the Closing Date, addressed to Company and Parent, as applicable, setting forth the concurrence of such respective accountants with the conclusions of the respective managements of Company and Parent, that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations if consummated in accordance with this Agreement.

      Section 7.2   Conditions to Obligations of Parent and Merger Sub.  The
                    --------------------------------------------------
obligation of each of Parent and Merger Sub to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Company contained in this Agreement (as modified by the exceptions disclosed in the Disclosure Schedule in the manner contemplated by the preamble of Section 4.1), which representations and warranties shall be deemed for purposes of this Section 7.2 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date (other than representations and warranties that by their terms address matters only as of another specified date, which shall be true and correct only as of such other specified date), except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Company, with the same effect as though such representations and warranties were made as of the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

          (b) Performance of Obligations of Company.  Company shall have
              -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

          (c) Certain Litigation.  There shall not be pending or threatened any
              ------------------
suit, action or proceeding seeking to restrain or prohibit the Merger or seeking to obtain from Parent or Company or any of their respective affiliates in connection with the Merger any material damages, or seeking any other relief that, following the Merger, would materially limit or restrict the ability of Parent and its Subsidiaries to own and conduct both the assets and businesses owned and conducted by Parent and its Subsidiaries prior to the Merger and the assets and businesses owned and conducted by Company and its Subsidiaries prior to the Merger.

          (d) Consents.  All consents, authorizations, orders and approvals
              --------
specified in Section 7.2(d) of the Disclosure Schedule shall have been obtained or made.

          (e) Compliance with Regulation D.  Parent shall have received either
              ----------------------------
an Accredited Investor Letter or an Investor Letter from each person who is a holder of Shares as of the Closing Date; there shall be no more than 35 persons who are holders of Shares as of the Closing Date from whom Parent shall not have obtained an Accredited Investor Letter; and all other conditions for the exemption from registration provided by Rule 506 under the Securities Act to be applicable to the offer and sale of shares of Parent Common Stock pursuant to the transactions contemplated hereby shall have been satisfied.

          (f) Tax Opinion.  Parent shall have received from Jones, Day, Reavis &
              -----------
Pogue, counsel to Parent, an opinion, dated as of the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Company and Parent will each be a party to that reorganization within the meaning of
Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of Company upon their exchange of Shares for Parent Common Stock under Section 354 of the Code (except with respect to the receipt of cash in lieu of fractional shares). In rendering such opinion, counsel shall be entitled to rely upon, and the parties to this Agreement shall make, reasonable representations as requested by counsel.

          (g) Termination or Modification of Certain Agreements.  The First
              -------------------------------------------------
Amended and Restated Stockholders Agreement dated August 28, 1992 among Company and certain stockholders of Company, as subsequently amended and restated, the Stock Purchase Agreement dated as of August 28, 1992 between Company and International Business Machines Corporation, as amended on May 28, 1997, the Employment Agreement between Company and Simon Williams dated July 28, 1994, the Employment Agreement between Company and Melinda Horton dated July 28, 1994, the letter agreement between Company and Richard Thompson dated September 15, 1992, the Agreement among Company, Dysys Limited, Simon Williams and Melinda Horton dated September 15, 1992 relating to the acquisition of certain intellectual property included in Company's Obsydian product, and any other contract, agreement or arrangement (other than those listed on Section 4.1(i)(iii)(B) of the Disclosure Schedule or Schedule 4.1(i)(v) to the Disclosure Schedule and identified with an asterisk and customer agreements on Company's standard forms) pursuant to which Company or any subsidiary of Company is or may become obligated to (i) pay any royalty, fee or other compensation to any other person in connection with the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation of the Owned Software, (ii) make the source code for any computer program included in the Owned Software available to any person, or (iii) permit any person to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any of the Owned Software or the Intellectual Property shall have been terminated or modified on terms reasonably satisfactory to Parent.

          (h) Opinion of Financial Advisor.  Company shall have (i) received a
              ----------------------------
written opinion of Broadview to the effect that, based upon and subject to the matters set forth therein and as of the date thereof, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion shall not have been withdrawn or modified and (ii) delivered a true, correct and complete copy thereof to Parent.

      Section 7.3   Conditions to Obligation of Company.  The obligation of the
                    -----------------------------------
Company to effect the Merger is further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of each of Parent and Merger Sub contained in this Agreement (as modified by the exceptions disclosed in the Disclosure Schedule in the manner contemplated by the preamble of Section 4.2), which representations and warranties shall be deemed for purposes of this Section 7.3 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date (other than representations and warranties that by their terms address matters only as of another specified date, which shall be true and correct only as of such other specified date), except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Parent, with the same effect as though such representations and warranties were made as of the Closing Date, and Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Merger Sub.  Each of
              ---------------------------------------------------
Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to such effect.

          (c) Tax Opinion.  Company shall have received from Wilson, Sonsini,
              -----------
Goodrich & Rosati, P.C., counsel to Company, an opinion, dated as of the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Company and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of Company upon their exchange of Shares for Parent Common Stock under Section 354 of the Code (except with respect to the receipt of cash in lieu of fractional shares). In rendering such opinion, counsel shall be entitled to rely upon, and the parties to this Agreement shall make, reasonable representations as requested by counsel.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

      Section 8.1   Termination.
                    -----------

          (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding adoption thereof by the stockholders of Company, in any one of the following circumstances:

              (i) By mutual written consent duly authorized by the Boards of Directors of Parent and Company.

              (ii) By Parent or Company, if the Effective Time shall not have occurred on or before August 31, 1998, otherwise than as a result of any material breach of any provision of this Agreement by the party seeking to effect such termination.

              (iii) By Parent or Company, if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this Section 8.1(a)(iii) if it has not complied with its obligations under Section 6.8.

              (iv) By Parent or Company, if the Stockholders Meeting shall have been held and this Agreement shall not have been adopted by the affirmative vote of the holders of the requisite number of shares of capital stock of Company, provided that Company may not terminate this Agreement pursuant to this Section 8.1(a)(iv) unless it shall have paid to Parent the Fee provided for in Section 8.1(b).

              (v) By Parent, if (A) the Board of Directors of Company or any committee thereof shall have (1) withdrawn or modified, in a manner adverse to Parent or Merger Sub, its approval of this Agreement or the transactions contemplated hereby or the recommendation referred to in the penultimate sentence of Section 6.3, (2) approved, endorsed or recommended to its stockholders an Acquisition Proposal, or (3) resolved to do any of the foregoing or (B) if the Stockholders Meeting shall not have been held by July 31, 1998 as a result of a breach by Company of its obligations under Section 6.3.

              (vi) By Parent or Company, if (A) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 business days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (B) the representations and warranties of the other party contained in this Agreement, which represen tations and warranties shall be deemed for purposes of this
Section 8.1(a)(vi) not to include any qualification or limitation with respect to materiality (whether by reference to a "Material Adverse Effect" or otherwise), shall have been untrue in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the matters in respect of which such representations and warranties shall have been untrue, in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on such other party.

          (b)     If this Agreement is terminated pursuant to:

                  (i)   Section 8.1(a)(iv); or

                  (ii)  Section 8.1(a)(v);

then, in such event, Company shall pay to Parent prior to such termination, in the case of termination by Company pursuant to Section 8.1(a)(iv), or promptly (and in any event within three business days) after such termination, in the case of termination by Parent pursuant to Section 8.1(a)(iv) or Section 8.1(a)(v), a fee in the amount of $3,900,000 (the "Fee"), which amount shall be payable in immediately available funds.

      Section 8.2   Effect of Termination.  In the event of the termination and
                    ---------------------
abandonment of this Agreement pursuant to Section 8.1(a) hereof, this Agreement (except for the provisions of Section 4.1(u), Section 4.2(h), Section 6.4,
Section 6.6, paragraph (b) of Section 8.1, this Section 8.2 and Article IX) shall forthwith become void and cease to have any force or effect, without any liability on the part of any party hereto or any of its affiliates; provided, however, that nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

      Section 8.3   Amendment.  Subject to any applicable provisions of the DGCL
                    ---------
and the GBCC, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after adoption of this Agreement at the Stockholders Meeting, no amendment shall be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be modified or amended except by written agreement executed and delivered by duly authorized officers of each of the respective parties.

      Section 8.4   Extension; Waiver.  At any time prior to the Effective Time,
                    -----------------
the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      Section 8.5   Procedure for Termination, Amendment, Extension or Waiver.
                    ---------------------------------------------------------
A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of Parent, Merger Sub or Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1   Nonsurvival of Representations and Warranties.  None of the
                    ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this

Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      Section 9.2   Fees and Expenses.  Whether or not the Merger shall be
                    -----------------
consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, except that each of Company and Parent shall bear and pay one-half of the costs and expenses incurred in connection with (a) the filing, printing and mailing of the Proxy Statement/Offering Memorandum (including SEC filing fees) and (b) the filing of the premerger notification and report forms under the HSR Act (including filing fees). Notwithstanding the foregoing, if the Merger is consummated, all reasonable professional fees incurred by Company in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent or the Surviving Corporation.

      Section 9.3   Definitions.  For purposes of this Agreement:
                    -----------

          (a) "accredited investor" shall have the meaning assigned to such term in Rule 501(a) under the Securities Act;

          (b) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (c) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close;

          (d) "Disclosure Schedule" means the disclosure schedule delivered by each party to the other simultaneously with the execution of this Agreement;

          (e) "Environmental Laws" means any federal, state or local law relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) otherwise relating to pollution of the environment or the protection of human health;

          (f) "Hazardous Substances" means: (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products including crude oil and any fractions thereof;
(iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other contaminant; and (vi) any substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation;

          (g) "knowledge" means the actual knowledge of any executive officer of Company or Parent, as the case may be;

          (h) "Liens" means, collectively, all pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever;

          (i) a "Material Adverse Effect" with respect to any person means a material adverse effect on (i) the ability of such person to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the condition (financial or otherwise), assets, liabilities (actual or contingent), results of operations or business of such person and its Subsidiaries taken as a whole; provided, however, that a Material Adverse Effect shall not include any such adverse effect occurring on or after the date of this Agreement that is solely attributable to the announcement or pendency of the Merger;

          (j) the "NYSE" means the New York Stock Exchange;

          (k) a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (l) "Principal Stockholders" means General Atlantic Partners II, L.P., GAP-Synon Partners, L.P., GAP Coinvestment Partners, L.P., Advent Atlantic & Pacific Limited Partnership, Advent Industrial II, L.P., Advent VI, L.P., Bost & Co., Saturn & Co., T.A. Venture Investors Limited Partnership, Simon Williams, International Business Machines Corporation, Melinda Horton, Richard Goldberg and William Grabe;

          (m) "purchaser representative" shall have the meaning assigned to such term in Rule 501(h) under the Securities Act; and

          (n) a "Subsidiary" of any person means any other person of which (i) the first mentioned person or any Subsidiary thereof is a general partner, (ii) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other person is held by the first mentioned person and/or by any one or more of its Subsidiaries, or (iii) at least 50% of the equity interests of such other person is, directly or indirectly, owned or controlled by such first mentioned person and/or by any one or more of its Subsidiaries.

      Section 9.4   Notices.  All notices, requests, claims, demands and other
                    -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (i)  if to Parent or to Merger Sub, to

                     Sterling Software, Inc.
                     300 Crescent Court
                     Suite 1200
                     Dallas, Texas  75201
                     Attention:  Don J. McDermett, Jr., Esq.
                     Telecopy:   (214) 981-1265

                     with a copy (which shall not constitute notice) to:

                     Jones, Day, Reavis & Pogue
                     2300 Trammell Crow Center
                     2001 Ross Avenue
                     Dallas, Texas  75201
                     Attention:  Mark E. Betzen, Esq.
                     Telecopy:   (214) 969-5100

                (ii) if to Company, to

                     Synon Corporation
                     1100 Larkspur Landing Circle
                     Larkspur, California  94939
                     Attention:  Richard H. Goldberg
                     Telecopy:   (415) 461-8948

                     with a copy (which shall not constitute notice) to:

                     Wilson, Sonsini, Goodrich & Rosati, P.C.
                     650 Page Mill Road
                     Palo Alto, California  94304
                     Attention:  Mark A. Bertelsen, Esq.
                     Telecopy:   (650) 493-4092

      Section 9.5   Interpretation.  When a reference is made in this Agreement
                    --------------
to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      Section 9.6   Entire Agreement; Third-Party Beneficiaries.  This Agreement
                    -------------------------------------------
constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (except for the letter agreement referenced in the last sentence of Section 6.4). This Agreement is not intended to confer upon any person (including without limitation any employees or former employees of Company), other than the parties hereto, any rights or remedies.

      Section 9.7   Governing Law.  Except to the extent necessarily governed by
                    -------------
the GBCC, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      Section 9.8   Assignment.  Neither this Agreement nor any of the rights,
                    ----------
interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that Parent and/or Merger Sub may assign this Agreement to any direct or indirect wholly owned Subsidiary of Parent without the prior consent of Company; provided that Parent and/or Merger Sub, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      Section 9.9   Enforcement.  Irreparable damage would occur in the event
                    -----------
that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) shall submit itself to the personal jurisdiction of the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware) in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware).

      Section 9.10  Severability.  Whenever possible, each provision or portion
                    ------------
of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      Section 9.11  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                            [signature page follows]

     IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       STERLING SOFTWARE, INC.


                                       By: /s/ Don J. McDermett, Jr.
                                           -------------------------------------
                                           Don J. McDermett, Jr.
                                           Senior Vice President and
                                           General Counsel



                                       STERLING SOFTWARE (SOUTHERN), INC.


                                       By: /s/ Don J. McDermett, Jr.
                                           -------------------------------------
                                           Don J. McDermett, Jr.
                                           Vice President and Secretary



                                       SYNON CORPORATION


                                       By: /s/ Richard H. Goldberg
                                           -------------------------------------
                                           Richard H. Goldberg
                                           President and Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------

                      [FORM OF ACCREDITED INVESTOR LETTER]


                              __________ __, 1998


Synon Corporation
1100 Larkspur Landing Circle
Larkspur, California  94939


Ladies and Gentlemen:

   I have been provided with a Proxy Statement/Offering Memorandum, dated _____________ ___, 1998, relating to the proposed merger (the "Merger") of Synon Corporation ("Company") with a wholly owned subsidiary of Sterling Software, Inc. ("Parent") pursuant to an Agreement and Plan of Merger dated as of June 20, 1998 (the "Merger Agreement"). In addition, I have been provided the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information that I believed to be necessary to verify the accuracy of the information contained in the Proxy Statement/Offering Memorandum.

   I understand that, if the Merger is consummated, I will receive shares of Common Stock of Parent ("Parent Common Stock") in exchange for my shares of capital stock of Company. I further understand that the shares of Parent Common Stock being offered and to be issued in connection with the Merger are being offered and will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption therefrom. In connection with such exemption, I hereby represent to Parent as follows:

   1. I am (i) a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000, (ii) a natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of such years, and who has a reasonable expectation of reaching the same income level in the current year, or (iii) otherwise an "accredited investor," as such term is defined in Rule 501(a) under the Securities Act.

   2. I will be acquiring all shares of Parent Common Stock issued to me in connection with the Merger (i) for my own account and (ii) not with a view to any resale or other disposition thereof otherwise than in compliance with the Securities Act and applicable state securities laws.

Synon Corporation
______________ __, 1998


   I further understand that Parent may rely upon the representations set forth above in determining whether the offering and issuance of Parent Common Stock in connection with the Merger are exempt from registration under the Securities Act.

   In the event that any of the representations set forth above cease to be true prior to the consummation of the Merger, I will notify Parent of such fact as promptly as practicable.

                                 Sincerely,


                                 -----------------------------------------------
                                 Printed Name:
                                              ----------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                           [FORM OF INVESTOR LETTER]


                              __________ __, 1998


Synon Corporation
1100 Larkspur Landing Circle
Larkspur, California  94939


Ladies and Gentlemen:

   I have been provided with a Proxy Statement/Offering Memorandum, dated _____________ ___, 1998, relating to the proposed merger (the "Merger") of Synon Corporation ("Company") with a wholly owned subsidiary of Sterling Software, Inc. ("Parent") pursuant to an Agreement and Plan of Merger dated as of June 20, 1998 (the "Merger Agreement"). In addition, I have been provided the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information that I believed to be necessary to verify the accuracy of the information contained in the Proxy Statement/Offering Memorandum.

   I understand that, if the Merger is consummated, I will receive shares of Common Stock of Parent ("Parent Common Stock") in exchange for my shares of capital stock of Company. I further understand that the shares of Parent Common Stock being offered and to be issued in connection with the Merger are being offered and will be issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption therefrom. In connection with such exemption, I hereby represent to Parent as follows:

   1. I, alone or with my purchaser representative, as such term is defined in Rule 501(h) of the Securities Act, have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the prospective investment in the shares of Parent Common Stock that will be issued to me in connection with the Merger.

   2. I will be acquiring shares of Parent Common Stock received by me pursuant to the transactions contemplated by the Merger Agreement for my own account.

Synon Corporation
__________ __, 1998


   I further understand that Parent may rely upon the representations set forth above in determining whether the offering and issuance of Parent Common Stock in connection with the Merger are exempt from registration under the Securities Act.

   In the event that any of the representations set forth above cease to be true prior to the consummation of the Merger, I will notify Parent of such fact as promptly as practicable.


                                 Sincerely,


                                 -----------------------------------------------
                                 Printed Name:
                                              ----------------------------------

                                                                       EXHIBIT C
                                                                       ---------

                       [FORM OF COMPANY AFFILIATE LETTER]


                              __________ __, 1998


Sterling Software, Inc.
300 Crescent Court
Suite 1200
Dallas, Texas  75201


Ladies and Gentlemen:

          Reference is made to the provisions of the Agreement and Plan of Merger, dated as of the date hereof (together with any amendments thereto, the "Merger Agreement"), among Sterling Software, Inc., a Delaware corporation ("Parent"), Sterling Software (Southern), Inc., a Georgia corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Synon Corporation, a Delaware corporation ("Company"), pursuant to which Company will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the "Merger"). This letter is being delivered as contemplated by Section 6.11 of the Merger Agreement.

          I understand that I may be deemed to be an "affiliate" of Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may be deemed to be an "affiliate" of Company for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Notwithstanding the foregoing, nothing herein shall be construed as an admission that I am an affiliate of Company for any purpose.

          I understand that the transferability of any shares of Common Stock, par value $.10 per share, of Parent (the "Parent Shares") that I receive (i) upon the consummation of the Merger in exchange for any shares of capital stock of Company ("Company Shares") beneficially owned by me or (ii) upon the exercise of any options to purchase Parent Shares that I receive upon the consummation of the Merger in exchange for any options held by me to purchase Company Shares, may be restricted. Accordingly, I hereby represent, warrant and covenant to Parent that I will not sell, transfer or otherwise dispose of any such Parent Shares except (i) pursuant to an effective registration statement under the Securities Act or (ii) as permitted by, and in accordance with, Rule 144 or any other applicable exemption from registration under the Securities Act. In addition, I hereby acknowledge that, except as expressly provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer or other disposition of any such Parent Shares under the Securities Act or to take any other action necessary for the purpose of making an exemption from registration thereunder available.

          I hereby further covenant to Parent that (i) during the 30 days preceding the effective time of the Merger, I will not sell, transfer or otherwise dispose of any Company Shares

Sterling Software, Inc.
___________ __, 1998


or Parent Shares beneficially owned by me and (ii) from and after the effective time of the Merger, I will not sell, transfer or otherwise dispose of any Parent Shares beneficially owned by me (including any Parent Shares received by me in connection with the Merger) until after such time as financial results covering at least 30 days of combined operations of Company and Parent have been published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined financial results. [Notwithstanding the foregoing, the provisions of this paragraph shall not operate to prohibit any pro rata distribution to the undersigned's partners, provided that all such partners receiving such pro rata distribution shall have agreed in a writing in form and substance satisfactory to Company to be bound by the provisions of this paragraph as though a party hereto prior to such pro rata distribution.]*



          I understand that Parent will issue stop transfer instructions to its transfer agent with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN CONNECTION WITH A MERGER WHICH IS BEING ACCOUNTED FOR AS A POOLING OF INTERESTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF (I) UNTIL SUCH TIME AS STERLING SOFTWARE, INC. SHALL HAVE PUBLISHED FINANCIAL RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS AFTER THE EFFECTIVE TIME OF SUCH MERGER AND (II) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT. REFERENCE IS MADE TO THAT CERTAIN LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICE OF STERLING SOFTWARE, INC., WHICH CONTAINS FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY."

          It is understood and agreed that the restrictive legend set forth above will be removed by delivery of substitute certificates without such legend if such legend is no longer

---------------------------------
* Alternative language to be included in letters signed on behalf of partnerships.

Sterling Software, Inc.
___________ __, 1998


required for purposes of the Securities Act or qualification of the Merger for pooling of interest accounting treatment. In such event, Parent will also rescind the stop transfer instructions referred to above.

          I hereby acknowledge that the receipt of this letter by Parent is an inducement to the obligation of Parent to cause Merger Sub to consummate the Merger and that I understand the requirements of this letter and the limitations imposed upon the sale, transfer or other disposition of Company Shares and Parent Shares.

                              Very truly yours,


                              --------------------------------------------------
                              Printed Name:
                                           -------------------------------------


Agreed and Accepted:

STERLING SOFTWARE, INC.



By:
   ---------------------------------------------
   Don J. McDermett, Jr.
   Senior Vice President and General Counsel

                                                                       EXHIBIT D
                                                                       ---------


                       [FORM OF PARENT AFFILIATE LETTER]


                                  ______ 1998



Sterling Software, Inc.
300 Crescent Court
Suite 1200
Dallas, Texas  75201
Attention:  Legal Department


     Re:  "Affiliate Letter" -- Acquisition of Synon Corporation
          ------------------------------------------------------


Ladies and Gentlemen:

     Reference is made to the provisions of the Agreement and Plan of Merger, dated as of June 20, 1998 (together with amendments thereto, the "Merger Agreement"), among Sterling Software, Inc., a Delaware corporation ("Parent"), Sterling Software (Southern), Inc., a Georgia corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Synon Corporation, a Delaware corporation ("Company"), pursuant to which Company will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the "Merger"). This letter is being delivered as contemplated by Section 6.11 of the Merger Agreement.

     I understand that I may be deemed to be an "affiliate" of the Parent for purposes of qualifying the Merger for pooling of interests accounting treatment ("Pooling Treatment") under Opinion 16 of the Accounting Principles Board and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Notwithstanding the foregoing, nothing herein shall be construed as an admission that I am an affiliate of Parent for any purpose.

     I hereby covenant to Parent that I will not sell, transfer or otherwise dispose of any shares of the common stock, par value $.10 per share ("Common Stock"), of Parent beneficially owned by me (including without limitation any shares of Common Stock beneficially owned by me pursuant to (i) the Sterling Software, Inc. Savings and Security (401(k)) Plan, (ii) the Sterling Software, Inc. Employee Stock Ownership Plan, or (iii) stock options granted to me pursuant to the Amended and Restated 1996 Stock Option Plan of Sterling Software, Inc.) at any time during

Sterling Software, Inc.
_____________, 1998
Page 2


the period commencing 30 days prior to the "Effective Time" of the Merger and concluding on the date that financial results covering at least 30 days of combined operations of Parent and Company are published by Parent in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined financial results.


                              Very truly yours,


                              --------------------------------------------------
                              Printed Name:
                                           -------------------------------------

Agreed and Accepted:

STERLING SOFTWARE, INC.



By:
   ----------------------------------------------
   Don J. McDermett, Jr.
   Senior Vice President and General Counsel